Law Offices
                       WOLF, BLOCK, SCHORR AND SOLIS-COHEN

                         Twelfth Floor Packard Building
                              111 South 15th Street
                           Philadelphia, PA 19102-2678

                                 (215) 977-2000
                            Facsimile: (215) 977-2334




                                                              June 18, 1997




Sybron Chemicals Inc.
P.O. Box 66
Birmingham Road
Birmingham, NJ  08011

 RE: Sybron Chemicals Inc. Registration Statement on Form S-8
     Relating to the Sybron Chemicals Inc. 1992 Stock Option Plan

Gentlemen:

     As counsel to Sybron Chemicals Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 420,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Company's 1992 Stock Option Plan (the "Plan").

     In  this  connection,   we  have  examined  the  Company's  Certificate  of
Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

Sybron Chemicals Inc.
June 18, 1996
Page 2



     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        WOLF, BLOCK, SCHORR and SOLIS-COHEN



                                        /s/ Wolf, Block, Schorr and Solis-Cohen
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